Topline Results: 100 Patient Randomized Controlled Trial to Evaluate the Treatment of Diabetic Foot Ulcers with a Novel Autologous Heterogeneous Skin Construct

David G. Armstrong[1,2], Dennis Orgill[3], Robert Galiano[4], Paul Glat[5], Lawrence Didomenico[6], Marissa Carter[7], Charles M. Zelen[8]

1 Southwestern Academic Limb Salvage Alliance (SALSA), Los Angeles, CA; 2 Keck School of Medicine, University of Southern California, Los Angeles, CA; 3 Division of Plastic Surgery, Brigham and Women's Hospital, Boston, MA;

Corresponding Author – cmzelen@periedu.com

4 Division of Plastic & Reconstructive Surgery, Northwestern University Feinberg School of Medicine, Chicago, IL; 5 Drexel University School of Medicine, Philadelphia, PA; 6 Lower Extremity Institute of Research and Therapy, Youngstown, OH; 7 Strategic Solution, Bozeman, MT; 8 Professional Education and Research Institute, Roanoke, VA

Introduction

Diabetic foot ulcers (DFUs) affect 1.5 million Americans with a lifetime risk of a diabetic patient developing an ulcer of 19-34% (1). Nearly 85% of diabetic related amputations are preceded by an ulcer (2). Many therapies exist, which often require repeat applications. An autologous heterogeneous skin construct (AHSC) has been developed to treat skin defects with one application. The ability of AHSC to close DFUs with a single application was assessed in a multicenter randomized controlled trial, which was IRB approved and pre-registered on ClinicalTrials.gov (NCT03881254). Data presented here are the preliminary outcomes of the primary endpoint and a secondary endpoint.

Methods

All patients received 2 weeks of standard of care (SOC: collagen dressing, clean gauze, and offloading) following consent. Patients whose index ulcers did not change in area more than 30% were randomized to continued SOC or AHSC+SOC. AHSC was created from a 1.5cm² full-thickness skin harvest from the proximal calf of the affected leg, which was collected in the clinic and sent to an FDA-registered facility (PolarityTE, Salt Lake City, UT) where it was processed into AHSC and returned to the provider. Harvest sites were closed primarily with sutures. AHSC was spread evenly across the wound and dressed with non-adherent, non-absorbent dressing. Wounds were documented with digital photography and 3D planimetry (eKare, Baltimore, MD) during weekly dressing changes. Wound closure was verified by 3 plastic surgeons blinded to therapy following determination of closure by the treating investigator. Wounds had to remain closed two weeks after initial closure to be deemed closed. Study was IRB approved (Advarra) and pre-registered with ClinicalTrials.gov (NCT03881254).

Results

- 100 patients: 50 AHSC+SOC, 50 SOC were enrolled across 13 sites
- All harvest sites were closed primarily and remained closed throughout follow-up
- 45 patients received one AHSC application. 5 patients received 2 AHSC applications.
- **Primary Endpoint:** Proportion of wounds closed
  - AHSC: 35/50 (70.0%); SOC: 17/50 (34.0%); p= 0.00032; chi square
- **Secondary Endpoints:**
  - Significantly greater Percent Area Reduction (PAR) at 12 weeks: AHSC 84.4% (SD: 38.53); SOC: 53.5% (SD: 80.52); p= 0.00024; Mann-Whitney test

ASHC Workflow



DFUs Treated with AHSC


Baseline
Post-Deployment
Interim Closure
Closure
84 Days Post-AHSC
50 Days Post-AHSC
84 Days Post-AHSC
98 Days Post-AHSC

Inclusion/Exclusion Criteria

Inclusion Criteria

- At least 18 years old.
- [illegible]

Exclusion Criteria

- [illegible]

Conclusions

AHSC treatment resulted in a 2x significantly greater proportion of DFUs closed within 12 weeks of treatment with a single application (and re-application in five AHSC patients due to inadvertent removal of original AHSC) and a significantly greater PAR at 12 weeks. AHSC treatment was amenable to high volume outpatient wound care clinics and patients with wound size and disease severity commonly encountered in outpatient practice.

Disclosures

The Professional Education and Research Institute, whose Medical Director is Charles Zelen, DPM, received research support from PolarityTE to administer this clinical trial. Authors have received funding to assist in conducting the study. These are preliminary topline data and subject to small revisions.

References

1. Armstrong DG, Boulton AJM, Bus SA. Diabetic Foot Ulcers and Their Recurrence. N Engl J Med [Internet]. 2017;376(24):2367-75. Available from: http://dx.doi.org/10.1056/nejmra1615439
2. Pendsey S. Diabetic Foot: A Clinical Atlas. London ; New York : Independence, KY : Martin Dunitz ; Distributed in the USA by Fulfillment Center, Taylor & Francis, 2004; 2004.